EX 99(e)(2)

                               Innogy Holdings plc


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                                  RULES OF THE
                                 Innogy Holdings
                            LONG-TERM INCENTIVE PLAN

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                Adopted by the Board of Directors of the Company
                              on 10 August 2000 and
                   approved by the Company in General Meeting
                              on 29 September 2000



                                 Bacon & Woodrow
                             Actuaries & Consultants
                                  St Olaf House
                               London Bridge City
                                 LONDON SE1 2PE


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                                  RULES OF THE
                    Innogy Holdings LONG-TERM INCENTIVE PLAN

                                    CONTENTS

1.   DEFINITIONS AND CONSTRUCTION............................................3

2.   OPERATION OF THE PLAN...................................................7

3.   GRANT OF AWARDS.........................................................7

4.   AWARDS UNDER THE PLAN...................................................8

5.   RESTRICTED PERIOD.......................................................9

6.   RIGHTS OF PARTICIPANTS.................................................10

7.   AWARD CERTIFICATES.....................................................10

8.   LIMITS.................................................................11

9.   LAPSE OF RESTRICTIONS AND VESTING OF AWARDS............................13

10.  TERMINATION OF EMPLOYMENT AND FORFEITURE...............................14

11.  CHANGE OF CONTROL......................................................15

12.  RECONSTRUCTIONS AND REORGANISATION OF CAPITAL..........................17

13.  ASSIGNMENT IN RESTRICTED PERIOD........................................18

14.  AMENDMENTS AND TERMINATION.............................................19

15.  MISCELLANEOUS..........................................................20

16.  GOVERNING LAW..........................................................21



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                                  RULES OF THE
                                 Innogy Holdings
                            LONG-TERM INCENTIVE PLAN

1.     DEFINITIONS AND CONSTRUCTION

       1.1.   Definitions

       In this Plan, unless the context otherwise requires, the expressions set out below shall have the following meanings:

        "Admission"             the  admission  of the  ordinary  shares  in the
                                Company to the Official List maintained by the UK Listing Authority becoming effective and admission of such ordinary shares to trading by the London Stock Exchange;

        "Award" an appropriation of Shares made under the terms of the Plan;

        "Award Certificate"     a certificate  issued by the Trustees in respect
                                of an Award;

        "Award Date"            the date on which an Award is made;

        "Committee"             the Remuneration Committee of the Company;


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        "Company"               Innogy  Holdings plc  registered in England with
                                number 3987817;

        "Control"               has the  meaning  given  in  Section  840 of the
                                Income and Corporation Taxes Act 1988;

        "Directors"             the Board of Directors of the Company;

        "Eligible               Employee"  a  person  who  is an  employee  or a
                                full-time   director  of  a  Subsidiary  who  is
                                required to devote substantially the whole of his working time to his duties to such or any other Subsidiary, and who is not within two years of the date on which he is bound to retire in accordance with his contract of employment;

                                and for the purposes of this definition "full-time director" shall mean a director who is contracted to work for his employing Company (and/or any other Subsidiary) for at least 25 hours per week (excluding meal breaks);

        "Employees Share Plan"  an employee's share scheme within the meaning of
                                Section 743 of the Companies Act 1985;


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        "Employment"            employment with the Company or any Subsidiary;

        "Participant"           a person to whom an Award has been made;

        "Performance            Condition" the measure of the performance of the
                                Company with specified levels of attainment which demonstrates sustained financial growth of the Company, set out in the Award Certificate relating to an Award, , and subject to which an Award will vest;

        "the Plan"              the Innogy  Holdings  Long-Term  Incentive  Plan
                                constituted by the Rules as amended from time to time;

        "Replacement Share
        Option Plans"           the Innogy Holdings  Unapproved  Executive Share
                                Option Plan and the Innogy  Holdings  Unapproved
                                SAYE Plan;

        "Restricted Period"     the period of time from the relevant  Award Date
                                until the date when the restrictions placed on the Shares which are the subject of the Award lapse as specified in Rule 5.1;


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        "Restricted Shares"     Shares which are subject to  restraints  imposed
                                on the Award to which they relate;

        "the Rules"             these rules as amended from time to time;

        "Share"                 an ordinary share in the capital of the Company;

        "Subsidiary"            any  company  which  is at the  relevant  time a
                                subsidiary of the Company within the definition of section 736 of the Companies Act 1985;

        "the Trustees"          the  trustees  from  time to time of the  Innogy
                                Holdings Employee Share Trust;

        "Trust Deed"            the Trust Deed dated 29  September  2000 between
                                the Company and the Trustees (as amended or supplemented from time to time);

        "Vesting Date"          the date on which Shares vest unconditionally in
                                a Participant free of all restrictions imposed on an Award;

        "The UK Listing
        Authority"              The  UK  Financial  Services  Authority  in  its
                                capacity  as  competent   authority   under  the
                                Financial Services Act 1999


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        1.2.    Construction

                References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.      OPERATION OF THE PLAN

        2.1. The Company and any Subsidiary may nominate Eligible Employees to participate in the Plan and will each bear the associated costs of that participation by providing funds to the Trustees, by way of gift or loan, to be held in accordance with the terms of the Trust Deed.

        2.2. The Company shall provide and shall procure, where appropriate, that any Subsidiary employing Eligible Employees to whom Awards are made under the Plan shall provide sufficient monies to enable the Trustees to acquire sufficient Shares to satisfy Awards made by the appropriate Vesting Date.

        2.3. The Company shall use its best endeavours to procure that by the appropriate Vesting Date the Trustees acquire sufficient Shares to satisfy all Awards.

3.      GRANT OF AWARDS

        3.1. The Trustees may make Awards under the Plan from time to time to such of the Eligible Employees as may have been recommended by the Committee for the purpose. No more than one Award may be made to any Eligible Employee in respect of any financial year of the Company.


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        3.2.    Subject to Rule 3.3  Awards may be made  within the period of 42 days after any of:

                3.2.1   the date of the Admission ; or

                3.2.2 any date on which the Company makes an announcement of its results for any period or issues any prospects, listing particulars or other document containing equivalent information relating to Shares; or

                3.2.3   any  date  on  which   the   Committee   resolves   that
                        exceptional circumstances have arisen which justify a recommendation to make Awards.

        3.3. No Awards may be made during any period when an Eligible Employee is precluded from the acquisition of rights to Shares by the provisions of the Model Code contained in the UK Listing Authority's Listing Rules and where any period mentioned in Rule
                3.2 falls within such a prohibited period, the relevant period mentioned in Rule 3.2 shall commence on the first day on which such restrictions cease to apply.

4.      AWARDS UNDER THE PLAN

        4.1. The terms and conditions of each Award shall be consistent with the purposes and provisions of the Plan, but need not be the same in each case, and shall be set out in the Award Certificate. The terms attaching to an Award may include, without limitation, a condition that the making of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

        4.2. Every Award shall be made subject to the condition that the Shares covered by it shall only vest in the Participant following the attainment of the Performance Condition selected by the Committee and specified in the relevant Award


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                Certificate.  The Performance Condition shall be measured over a continuous period of at least three years commencing no earlier than the first day of the financial year in which the relevant Award Date falls.

        4.3. The Committee may notify each Eligible Employee to whom it has recommended that an Award be made specifying the number or value of Shares which will be comprised in the relevant Award and the basis for making of the Award including the Performance Condition.

        4.4. Restricted Shares shall be registered in the name of the Trustees.

        4.5. Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award shall be borne by the Company, or where relevant, any Subsidiary in respect of Participants employed by it.

5.      RESTRICTED PERIOD

        5.1. The Restricted Period shall determine at the later of the end of the period specified in the Award Certificate and on the fulfilment of the Performance Condition.

        5.2. During the Restricted Period, the Participant shall not sell, transfer, pledge, assign or otherwise dispose of all or any Restricted Shares or any interest therein. Any attempt by the Participant to sell, transfer, pledge, assign or otherwise dispose of such Restricted Shares, or any interest therein, shall result in immediate forfeiture of such Award.


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6.      RIGHTS OF PARTICIPANTS

        During the Restricted Period the Participant shall not have, with respect to the Restricted Shares, any rights of a shareholder of the Company and will not be able to exercise the voting rights attaching to the Restricted Shares, or the right to receive dividends and other distributions with respect to such Restricted Shares.

7.      AWARD CERTIFICATES

        7.1. The Trustees shall issue to each Participant to whom an Award is made an Award Certificate.

        7.2. The Award Date shall be the date on which the Award Certificate is executed by the Trustees. The Award Certificate shall be executed under seal (or in such other manner as shall take effect as a deed) and shall contain such terms and conditions as may be approved by the Committee.

        7.3. Any Award Certificate may be supplemented or amended by the Trustees in writing from time to time as recommended by the Committee with the agreement of the Participant, provided that the terms of such Award Certificate as amended or supplemented, as well as the terms of the original Award Certificate, are not inconsistent with the provisions of the Plan.

        7.4. Where the Committee or the Trustees so determine the Award Certificate may include such undertakings by, or obligations on, the Participant as shall be deemed necessary to comply with any securities, tax or other regulatory issues as may be relevant to the Company, any Subsidiary, the Trustees or the Participant.


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        7.5.    Nothing  contained in the Plan or any resolutions  adopted or to be adopted by the Directors or by the shareholders of the Company shall constitute the making of an Award under the Plan. An Eligible Employee who is selected to receive an Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until an Award Certificate in respect of the Award shall have been executed as a deed by the Trustees.

8.      Limits

        8.1.    Plan Limits

                8.1.1 The Committee shall determine the aggregate number of Shares that may be made the subject of Awards under the Plan.

                8.1.2 The Company shall determine whether Shares will be purchased or subscribed. Where the Company decides that new Shares shall be issued the Trustees shall subscribe for the Shares at market value at the relevant Award Date. Where the Trustees subscribe the following limits apply to the number of Shares which may be issued pursuant to the Plan:

                        8.1.2(a)the maximum number of Shares which may be issued
                                pursuant to the Plan when added to the number of Shares issued or issuable pursuant to rights granted in the preceding ten years under any other Employees' Share Plan approved in general meeting by the Company, or any other company when it is under the Company's Control, shall not exceed 10% of the


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                                Company's  issued ordinary share capital for the
                                time being; and

                        8.1.2(b)the  maximum  number  of  Shares  which  may  be
                                issued pursuant to the Plan when added to the number of Shares issued or issuable pursuant to rights granted under any other discretionary Employees' Share Plan approved in general meeting by the Company, or any other company when it is under the Company's Control, in the preceding ten years, shall not exceed 5% of the Company's issued ordinary share capital for the time being.

                8.1.3   For the purpose of the limits contained in Rule 8.1

                        8.1.3(a)any  Shares  which are  already  in issue at the
                                date of grant of the rights applicable thereto; and

                        8.1.3(b)any  Shares  subject  to any  rights  which have
                                lapsed before the issue of Shares; and

                        8.1.3(c)Shares  issued or  issuable  pursuant to options
                                granted  under  the  Replacement   Share  Option
                                Plans; and

                        8.1.3(d)Shares  allocated  or placed  under  option  for
                                subscription under any Employees' Share Plan as part of the arrangements for employees immediately after Admission.

                        shall be disregarded for the purposes of calculating the number of Shares and any Shares which are issued pursuant to the grant of rights


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                        shall be taken into  account  once only on the date when
                        such rights are granted.

        8.2.    Individual Limits

                The market value at the Award Date of Shares subject to any Award in any year of operation of the Plan may not exceed 150% of the relevant Eligible Employee's basic annual rate of salary as at such Award Date.

9.      LAPSE OF RESTRICTIONS and VESTING OF AWARDS

        9.1. On the Vesting Date the restrictions contained in an Award shall lapse, whereupon the Company shall, if appropriate, use its best endeavours to procure that the Trustees shall promptly transfer to the Participant the number of Shares to which the Participant is then entitled.

        9.2. If in relation to any transfer of Shares pursuant to an Award the Trustees, the Company or any Subsidiary is obliged under legislation or regulations relevant to the Trustees, the Company, the Subsidiary or the Participant to account for tax or other liabilities in relation to those Shares, the Trustees may, in lieu of delivering all the Shares subject to the Award, sell such proportion thereof as shall equate to the amount of the liability and pay such amount to the relevant authority or to the Company or any relevant Subsidiary to make payment to that authority.


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10.     TERMINATION OF EMPLOYMENT AND FORFEITURE

        10.1. If the Participant ceases to be in Employment during the Restricted Period: the Committee may recommend to the Trustees and the Trustees may, at their discretion, determine that,

                10.1.1 on the date of termination of employment the Performance Condition will be tested and all Restricted Shares, or a proportion thereof, shall immediately vest as determined by the Performance Condition, and the date of such determination by the Trustees shall be the Vesting Date; or

                10.1.2 the Award will continue in accordance with the terms of the Award Certificate until the end of the Restricted Period. At that date the Restricted Shares (or a proportion of them) shall vest, subject to the
                        Performance Condition. The Committee shall advise the Participant, at the date of his ceasing to be employed, the proportion of Shares which may vest having considered the length of time which has elapsed from the Award Date to the date of such cessation; or

                10.1.3 whether the Award should vest in full or pro rata to the time elapsed from the Award Date to the date of cessation of employment either immediately or at the end of the Restricted Period without the Performance Condition being tested.

                10.1.4 Where Restricted Shares vest in accordance with this Rule 10.1 they shall immediately be transferred or released to the Participant or for his benefit.


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        10.2.   A female  Participant  who is on  statutory  maternity  leave by reason of pregnancy or confinement and who exercises her right to return to work in accordance with the relevant statutory provisions before her Award vests shall be treated for the purposes of the Plan as not having ceased to hold such an office or employment. If she does not so exercise her right to return to work she will be regarded as having ceased to hold such an office or employment on the last day on which she was entitled to return to work.

        10.3. In the event of the Performance Condition being deemed by the Committee to have failed, or if the Committee does not recommend vesting of an Award in full or in part in accordance with Rule
                10.1 the Restricted Shares to which an Eligible Employee is entitled and that are the subject of an Award Certificate shall be forfeited.

11.     CHANGE OF CONTROL

        11.1.   This Rule shall apply in the following circumstances

                11.1.1  Change of Control as result of a General Offer

                        Where any person obtains Control of the Company as a result of making

                        11.1.1(a) either a general offer to acquire the whole of
                                the Company's issued share capital (other than any shares already owned by the offeror, its holding company (as defined in Section 736 of the Companies Act 1985) or any subsidiary of that holding company) and which is made on a condition that if it is satisfied the offeror will have such Control;

                        11.1.1(b) or a general  offer to acquire  all the Shares
                                in the Company which are of the same class as the Shares (other than any Shares already owned by the offeror, its holding company (as defined in


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                                Section  736 of the  Companies  Act 1985) or any
                                subsidiary of that holding company); or

                        11.1.2  Compulsory Purchase of Shares

                                Where any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430 of the Companies Act 1985; or

                        11.1.3  Winding Up

                                Where a resolution is passed for the voluntary winding-up of the Company,

                        and for the purpose of this Rule 11, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

                11.2. On the occurrence of any of the events described in Rule 11.1, the Performance Condition will be tested and all or a proportion of the Restricted Shares shall vest as determined by the Performance Condition. Participants shall thereupon own the Restricted Shares unconditionally and the Company shall use its best endeavours to procure that the Trustees shall cause the Restricted Shares remaining subject to any Award and all rights attaching thereto to be transferred to the Participant or for his benefit.


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12.     Reconstructions and Reorganisation of Capital

        12.1.   At any time after an Award has been made:

                12.1.1 if the Company carries out a bonus issue in relation to its ordinary share capital then any bonus shares issued in relation to the Shares subject to that Award shall be added to and become part of the Shares subject to such Award, or (as the case may be) the number of Shares subject to that Award shall be adjusted accordingly;

                12.1.2 if there is in relation to the Company's ordinary share capital a consolidation, sub-division or change in nominal amount then the number and/or nominal amount of the Shares comprised in an Award shall be adjusted to reflect such consolidation, sub-division or change in nominal amount;

                12.1.3 if a scheme of arrangement pursuant to Section 425 of the Companies Act 1985 is sanctioned by the court with the result that ordinary shares in the capital of the Company are exchanged for other securities, following such action the references in the Award Certificate to Shares shall from that date mean the equivalent number of such other securities as would result from an exchange of the Shares pursuant to such scheme of arrangement;

                12.1.4 if the Company effects a rights issue in relation to its ordinary share capital, the Trustees shall in respect of the Shares held pursuant to an Award Certificate take any course of action as they may reasonably


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                        consider  appropriate  including,   without  limitation,
                        selling such number of nil paid rights attaching to the Shares as will produce proceeds, as near as reasonably possible and after deduction of any costs, to permit the subscription for the remainder of the rights issue shares attaching to the Shares, and following such action the references in the Award Certificate to Shares shall mean the aggregate number of original shares and new shares arising from such action, and the number of
                        Shares   subject   to  the  Award   shall  be   adjusted
                        accordingly;

                12.1.5 if there is in relation to the ordinary share capital of the Company any reconstruction, amalgamation, re-organisation or other change affecting the ordinary share capital of the Company other than as provided in the preceding provisions of this Rule, the Trustees shall take such action as they may agree with the Committee (provided that the auditors of the Company shall also confirm such course of action as being reasonable in their opinion) and the number of Shares subject to an Award shall be adjusted accordingly to reflect any such action taken.

13.     ASSIGNMENT IN RESTRICTED PERIOD

        Subject to the provisions of the Plan, no Award shall during the Restricted Period be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of intestacy.


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14.     AMENDMENTS AND TERMINATION

        14.1. Subject to Rule 14.3, the Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may impair or adversely affect the rights of a Participant without the Participant's consent.

        14.2. Any amendments or alterations of the Plan may be limited to, or may exclude from its effect, particular classes of Participants or Eligible Employees.

        14.3. No alteration may be made to the Plan which is to the advantage of Participants (present or future) unless:

                14.3.1 it is made with the prior sanction of an ordinary resolution of the Company in general meeting; or

                14.3.2  it is a minor  amendment  which the Committee  considers
                        necessary   or   desirable   in  order  to  benefit  the
                        administration of the Plan; or

                14.3.3 it is an amendment which the Committee considers necessary or desirable to obtain or maintain favourable tax, exchange control, or regulatory treatment for Eligible Employees, Participants, the Company or any Subsidiary.

        14.4. The Directors may terminate the Plan at any time, but in any event it will terminate no later than 1 October 2005. Following termination no new rights may be granted under the Plan but rights subsisting at the date of termination shall continue and be construed in accordance with the Rules.


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15.     MISCELLANEOUS

        15.1. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Directors shall be final, conclusive and binding.

        15.2. The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan; provided, however, that no such delegation by the Committee shall be made with respect to the recommendation to the Trustees of the making of Awards to members of the Board of Directors or other officers of the Company and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Rule shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Directors or the Committee.

        15.3. The action of the Company in establishing the Plan, and any action taken by it or by the Directors or the Committee under the Plan or any Award, and any provision of the Plan, shall not be construed as giving to any person the right to be retained in the employment of the Company or any Subsidiary.

        15.4.   Nothing  in  this  Plan  or  in  an   Eligible   Employee's   or
                Participant's contract of employment shall be construed as giving to any Eligible Employee or Participant a right to receive an Award under the Plan.

        15.5. If an Eligible Employee or a Participant shall cease for any reason whatsoever to be in the employment of the Company or any of its Subsidiaries, he shall not be entitled, by way of compensation for loss of office or employment or otherwise howsoever, to any sum or any benefit to compensate him for any consequential loss or curtailment of any right or benefit accrued or in prospect under the Plan, and any such loss or curtailment shall not form part of any claim for damages for breach of any contract of employment of any Eligible Employee or Participant or compensation for unfair dismissal or any other claim whatsoever.

        15.6. The value of Restricted Shares under any Award to a Participant shall not be taken into account when calculating any Participant's remuneration for the purposes of a retirement benefits plan or a personal pension plan.

16.     GOVERNING LAW

        This Plan is governed by and shall be construed in accordance with the laws of England.

                           SCHEDULE TO AWARD AGREEMENT

                              IN RESPECT OF AWARDS
         UNDER THE Innogy Holdings LONG-TERM INCENTIVE PLAN (the "Plan")

1.      PERFORMANCE TARGETS

        This schedule sets out the Performance Conditions referred to in the Award Certificate.

        Subject to Clause 4 below, the Awarded Shares subject to the Award Agreement or a proportion of them will vest pursuant to the terms and conditions of the Plan if:

        16.1. The Total Shareholder Return achieved by the Company in the Performance Period is equal to or greater than that of the median of the Comparator Group and that the Comittee is satisfied that the Company has achieved sustained financial performance during the Performance Period.

2.      PROPORTION OF SHARES VESTING

        If the Award vests, the number of Shares in respect of which it vests is to be found by applying the Relevant Percentage to the number of Awarded Shares subject to the Award Agreement.

3.      DEFINITIONS

        16.2. For the purposes of the Performance Conditions words defined in the Rules of the Plan have the same meaning herein.

        16.3.   The following  additional  definitions relate to the Performance
                Conditions:

         "Comparator Group"     means a list of the  companies as set out in the
                                attached Appendix;

         "Dealing Day"          means a day on which the London  Stock  Exchange
                                is open for business;

        "Distribution"          has the  meaning  ascribed by section 263 of the
                                Companies Act 1985 save that it includes any tax credit arising in respect thereof to which UK resident shareholders are entitled ;

         "Market Value"         in  relation to any shares on any Dealing Day is
                                equal to the middle market quotation or if there is no such quotation the average of the highest and lowest prices at which the shares are dealt in (as derived from the Daily Official List of the London Stock Exchange) of those shares on that Dealing Day;

         "Minimum Target"       the conditions  mentioned in Clauses 1.1 of this
                                Schedule which must be achieved before any interest in Shares to which the Performance
                                Condition applies may vest;

        "Notional Shareholding" in  relation  to any  company is a  hypothetical holding of ordinary shares in that company and the number of shares in the Notional Shareholding is determined in accordance with the following rules:

                                (1) at the beginning of any Performance Period there are one thousand shares in the Notional Shareholding;

                                (2) each Distribution arising from the Notional Shareholding is used to purchase additional ordinary shares in that company at Market Value (ignoring stamp duty and any dealing costs) on the Dealing Day on which those ordinary
                                        shares   are  first   quoted   "ex"  the
                                        Distribution  (and if shareholders  have
                                        the  right to choose  between  receiving
                                        the   Distribution   in   cash   or   in
                                        securities then the cash Distribution will be used for the purposes of this calculation)

                                and shall be adjusted in such manner as the Committee shall determine to be in its opinion fair and reasonable following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital;

         "Performance Period"   means  for  the  purpose  of  Total  Shareholder
                                Return a period of three years commencing on the first day of the accounting period in which the Award Date falls;

         "Relevant Percentage"  is the  lesser  of (a)  100% and (b) 50% plus 2%
                                for each percentile above the fiftieth which the Total Shareholder Return of the Company represents in a table of Total Shareholder
                                Return of all the companies in the Comparator Group (where the lowest Total Shareholder Return is taken as the lowest percentile and the highest Total Shareholder Return is taken as the highest percentile);

         "Total Shareholder
          Return" in relation to a company is equal to the following fraction expressed as a percentage:

                                (MV2 - MV1) / MV1

                                where

                                MV1 = the average of the Market Values of the Notional Shareholding in that company on all the Dealing Days in the period of three months ending on the day immediately preceding the start of the Performance Period

                                and

                                MV2 = the average of the Market Values of the Notional Shareholding in that company on all the Dealing Days in the period of three months ending on the last day of the Performance Period

4.      CHANGE IN CONTROL

        Where there is a change in Control as defined in the Rules of the Plan an Award shall vest upon the date such change in Control becomes effective to the extent that the Performance Conditions have been achieved For the purpose of determining Total Shareholder Return the figure at "MV1" shall be calculated as set out in the definition of Total Shareholder Return but the figure at "MV2" shall be the Market Value of the Notional Shareholding in that company on the Dealing Day immediately preceding the date upon which the change in Control becomes effective

5.      VARIATIONS

        When events have happened which cause the Committee to consider that the Performance Condition(s) have become unfair or impractical, it may, in its discretion amend or substitute the Performance Condition(s) provided that if such amendment or substitution would in the Committee's view be to the material advantage of the Participant it may only be made with the prior approval of shareholders in general meeting.

6.      DISPUTES

        In the event of any dispute as to whether or not the Award has vested and as to the number of Shares in respect of which it has vested the Committee's decision shall be final and binding for all purposes.

                                    Appendix

                              Comparator Companies



The  comparator  companies  for  the  purposes  of the  Schedule  to  the  Award

Certificate  shall be at least ten companies from the Utilities Sector listed in the FTSE 100 and FTSE 250 indices and other  companies of a similar profile with which the Directors consider the Company will compete for capital and talent




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